Exhibit 23.2 - Consent of Auditor

TELFORD SADOVNICK, P.L.L.C.
CERTIFIED PUBLIC ACCOUNTANTS

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

Board of Directors
Mustang Resources Inc.
(An Exploration Stage Company)

We consent to the use in the Registration Statement of Mustang Resources Inc. on Form SB-2 (the "Registration Statement") of our Report of Independent Registered Public Accounting Firm dated February 28, 2005 on the consolidated balance sheets of Mustang Resources Inc. as at December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders' deficiency and cash flows for each of the three years then ended and for the period from inception on Novemeber 23, 1998 to December 31, 2004.

In addition, we consent to the reference to us under the heading "Interests of Named Experts and Legal Counsel" in the Registration Statement.

    /s/ TELFORD SADOVNICK, P.L.L.C.

CERTIFIED PUBLIC ACCOUNTANTS

Bellingham, Washington

July 21, 2005

114 West Magnolia Street, Suite 423, Bellingham, Washington  98225
Telephone: (360) 392-2886     Facsimile: (360) 392-2887